UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subsequent Closing

As previously disclosed, on January 18, 2024, Allarity Therapeutics, Inc., a Delaware corporation (“we,” “our,” or the “Company”), entered into a Securities Purchase Agreement, as amended by the First Amendment to Securities Purchase Agreement, dated as of January 25, 2024 (as so amended, the “Purchase Agreement”) with 3i, LP, a Delaware limited partnership (the “Purchaser” and together with us, the “Parties”).

On March 14, 2024 (the “Subsequent Closing”), we issued and sold to the Purchaser a senior convertible promissory note in an aggregate principal amount of $660,000 (the “Principal Amount”) due on March 14, 2025 (the “Note,” and together with the Notes issued on January 18, 2024 and February 13, 2024, and the Purchase Agreement, the “Transaction Documents”) for an aggregate purchase price of $600,000, representing an approximately 10% original issue discount (the “Transaction”). We agreed to use the net proceeds from the sale of the Note, among other things, for accounts payable and working capital purposes. Unless the Transaction Documents state otherwise, we may not prepay any portion of the principal amount of the Note without the Purchaser’s prior written consent.

Interest

We agreed to pay interest to the Purchaser on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 8% per annum. The first interest payment is due on April 1, 2024, with subsequent payments on the 1st of each month, starting from May 1, 2024, until the Note is fully redeemed. The interest is payable in cash or, at the Purchaser’s option, in shares of our common stock, par value $0.0001 (the “Common Stock”), at the 90% of the lowest VWAP during the previous ten trading days that is immediately prior to the interest payment dates. Under the terms of the Note, the Purchaser has the exclusive right to choose whether to receive interest payments in cash or as shares of our Common Stock.

Conversion

From the Subsequent Closing until the Note is fully paid off, it can be converted, partially or entirely, into Common Stock at the Purchaser’s discretion (subject to limits specified in the Note). We have committed to keeping enough of our authorized but unissued shares of Common Stock available exclusively for conversion of the Note. The set conversion price is $0.3501 per share. The number of shares to be issued upon conversion of the Note will be calculated by dividing the outstanding principal amount of the Note to be converted by $0.3501.

The Purchaser is not allowed to convert any part of the Note into shares of our Common Stock if such conversion would lead to it owning more than 4.99% of our shares of Common Stock. This ownership percentage is determined according to Section 13(d) of the Securities Exchange Act of 1934, as amended, and its accompanying rules. Additionally, we cannot issue shares of our Common Stock in relation to the Transaction, including shares due upon the Note conversion or otherwise, that exceed 19.99% of our total outstanding shares of Common Stock, unless otherwise permitted by the Transaction documents.

Redemption

Subject to the provisions of the Note, if, at any time while the Note is outstanding, we engage in one or more subsequent financings, the Purchaser may require us to first use up to 100% of the gross proceeds of such financing to redeem all or a portion of the Note. However, if we raise capital in an ATM offering, the Purchaser may request up to 20% of the proceeds to redeem the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at the stated value.

Events of Default

The Note includes customary event of default provisions and provide for a mandatory default provision. Upon the occurrence of an event of default, the Purchaser may require us to pay in cash the “Mandatory Default Amount” which is defined in the Note to mean the sum of (a) the greater of (i) the outstanding principal amount of the Note, plus all accrued and unpaid interest hereon, divided by the lesser of (i) 0.3501, or (ii) 85% of the average of the three lowest VWAPs during the 10 trading days ending on the trading day that is immediately prior to the applicable date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the highest closing price for our shares of Common Stock on the trading market during the period beginning on the date of first occurrence of the event of default and ending on the date the Mandatory Default Amount is paid in full, or (ii) 130% of the sum of the outstanding principal amount of the Note, plus accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Note.

Negative Covenants

While any part of the Note is outstanding, without prior written consent from the Purchaser and holders of at least 50.01% of the outstanding Note, we are restricted from (i) incurring any debt exceeding $250,000 in total; (ii) creating any liens on their property, except for permitted ones; (iii) making amendments to their charter documents that adversely affect the Purchaser’s rights; (iv) repurchasing our Common Stock or equivalents, except under specific conditions related to conversion shares under the Note and equity incentives for departing officers and directors, capped at $50,000 in total; (v) repurchasing or acquiring any indebtedness other than the Note, unless it is done pro-rata; (vi) paying cash dividends or distributions on their equity securities; (vii) engaging in transactions with any affiliates or related parties, unless permitted by the Purchase Agreement; and (viii) entering into agreements related to the above restrictions.

Registration Rights

We agreed to register with the Securities and Exchange Commission the resale of our shares of the Common Stock issuable upon conversion of the Note pursuant to the Purchase Agreement.

We agreed to reimburse the Purchaser of reasonable attorneys’ fees and expenses incurred by the Purchaser for significant work in connection with the Subsequent Closing.

The description of the Note is qualified in its entirety by the full text of the Note, a copy of which is filed herewith as Exhibits 4.1, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report with respect to the Note, is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The sale of the securities to the Purchaser was not subject to any underwriting discounts or commissions. The issuance and sale of the securities was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act and/or Rule 506 of Regulation D thereunder (“Regulation D”), based on the fact that the Purchaser is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms set forth in the Purchase Agreement, among other things, we agreed to amend the conversion price of the Series A Preferred Stock to equal $0.3501 as soon as practicable. We filed the Seventh Certificate of Amendment to Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (the “Seventh Amendment”) with the Secretary of State of the State of Delaware to reflect the new conversion price of the Series A Preferred Stock of $0.3501.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the complete text of the Seventh Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 3.03, in connection with the Purchase Agreement, we agreed to reduce the conversion price of the Series A Preferred Stock to $0.3501. On March 14, 2024, we filed the Seventh Amendment to change the “Conversion Price” from $0.405 to $0.3501.

The information set forth herein is qualified in its entirety by reference to the complete text of the Seventh Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
3.1	Seventh Certificate of Amendment (Series A Preferred Stock)
4.1	Senior Convertible Note, dated as of March 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.
Date: March 15, 2024
	By:	/s/ Thomas Jensen
Thomas Jensen
Chief Executive Officer

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